UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

June 24, 2008

Homeland Security Capital Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	814-00631	52-2050585
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4100 North Fairfax Drive, Suite 1150, Arlington, Virginia	22203-1664
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	(703) 528-7073

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c))

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 13, 2008, the Board of Directors of Homeland Security Capital Corporation, a Delaware corporation (the “Company”), unanimously agreed that the Company’s fiscal year would now begin on July 1 and end on June 30. The change will effect the current fiscal year, which was to have expired on December 31, 2008. The Bylaws of the Company permit the Board to change the fiscal year without the approval of the Company’s stockholders or an amendment to the Company’s Certificate of Incorporation or the Company’s bylaws. The Company expects to file its next Annual Report on Form 10-K for the fiscal year ending June 30, 2008 on or before September 30, 2008 and its subsequent Quarterly Reports on Form 10-Q for the periods ending September 30, 2008, December 31, 2008 and March 31, 2009 on or before the appropriate due dates.

Item 8.01 Other Events

On June 24, 2008, the Company participated in investor meetings held in New York City and by telephonic conference. The Company made a presentation to financial analysts and investors about the Company’s business strategy and outlook. A copy of the presentation is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(a) Not applicable
(b) Not applicable
(c) Exhibit No. Description:

Exhibit	Description	Location
Exhibit 99.1	Presentation Slides	Provided herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 24, 2008	Homeland Security Capital Corporation

	By:	/s/ C. Thomas McMillen
	Name:	C. Thomas McMillen
	Title:	Chief Executive Officer